EXHIBIT 10.2

FORM OF NOTE EXCHANGE AGREEMENT

    NOTE EXCHANGE AGREEMENT, dated as of November [   ], 2015 (this “Agreement”), by and among Cadiz Inc.  (the “Company”) and the investor listed on the signature pages hereto (the “Noteholder”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indenture (as defined herein).

    WHEREAS, prior to or concurrently with the entry into this Agreement, the Company is entering into an agreement to amend the Credit Agreement (the “Credit Agreement Amendment”) for the purpose of, among other things, (i) permitting the issuance of the Exchange Notes in exchange for a like Accreted Principal Amount of the 2018 Notes, (ii) extending the maturity date of the March 2013 Secured Term Loans outstanding under the Credit Agreement prior to the date hereof to June 30, 2017 (the maturity date of the Tranche B Term Loans outstanding thereunder), (iii) increasing the principal amount of March 2013 Secured Term Loans outstanding to satisfy the payment of additional interest to the lenders under the Credit Agreement and, under certain circumstances, an extension fee to the lenders under the Credit Agreement and (iv) requiring the Company to make a prepayment of term loans outstanding under the Credit Agreement in an amount equal to $9,000,000 on or prior to March 4, 2016;

    WHEREAS, the Company has previously issued its 7.00% Convertible Senior Notes due 2018 (the “2018 Notes”) pursuant to the Indenture dated as of March 5, 2013 between Cadiz and The Bank of New York Mellon, N.A., as trustee, as amended by that certain First Supplemental Indenture dated as of October 30, 2013, by and among the Company and the Trustee (as so amended, the “Indenture”);

    WHEREAS, as of February 5, 2014, U.S. Bank National Association was appointed as successor trustee under the Indenture (the “Trustee”);

    WHEREAS, the holders of the required principal amount of 2018 Notes have delivered consents, in the form contemplated by Section 1(a) hereof (the “Consents”), to amend the Indenture to permit the issuance by the Company of 7.00% Convertible Senior Notes due 2020 (the “Exchange Notes”), which Exchange Notes shall be substantially identical to the 2018 Notes, with the differences specified in Section 1 hereto, and to amend the Indenture to reflect the modified terms for the 2018 Notes set forth in Section 1 hereto;

    WHEREAS, the Noteholder beneficially owns the aggregate principal amount of 2018 Notes set forth in the written instrument executed by the Noteholder and delivered to the Company contemporaneously with the execution and delivery of this Agreement (each such instrument, a “Noteholder Letter” and with the 2018 Notes referenced in the Noteholder Letter being referred to herein as the Noteholder’s “Subject Notes”); and

    WHEREAS, the Noteholder intends to exchange its 2018 Notes for Exchange Notes, with terms as specified in Section 1(c) hereof, and the Company intends to issue such Exchange Notes in an aggregate Accreted Principal Amount of Exchange Notes equal to the aggregate Accreted Principal Amount of the 2018 Notes so exchanged, and otherwise in accordance with the terms and conditions of this Agreement (the “Note Exchange”).

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

SECTION 1

AMENDMENTS AND NOTE EXCHANGE

    (a)     2018 Notes Amendments.  Immediately prior to the effectiveness of the Note Exchange pursuant to Section 1(b), the Noteholder shall have delivered the Consents to the Company, the Company shall deliver the Consents to the Trustee and the Company and the Noteholder shall take such other actions as are reasonably necessary to implement the following amendments (the “Amendments”) to the terms of the 2018 Notes and the Indenture.

    (i)     The caption and first clause of Section 4.09 (Incurrence of Debt) of the Indenture, up to but not including Section 4.09(i) of the Indenture shall be amended and replaced with the following:

       “Section 4.09. Incurrence of Debt.  At and following the effectiveness of the Note Exchange (as defined in that certain Note Exchange Agreement, dated as of the date of the Second Supplemental Indenture to the Indenture, between the Company and the Holders party thereto, such Note Exchange, the “Note Exchange”), this Section 4.09 shall be deemed to be replaced with “[Reserved]”.  Prior to the effectiveness of the Note Exchange, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, Incur any Debt, except that the Company and its Subsidiaries may Incur the following Debt:”

    (ii)     Section 4.09(ii) of the Indenture shall be amended and replaced with the following:

       “(ii) Debt of the Company and Cadiz Real Estate LLC Incurred pursuant to the Credit Agreement in an aggregate original principal amount not to exceed $44,250,000 outstanding at any time, plus any accretion pursuant to the terms of the Credit Agreement,”

    (iii)     The caption and first clause of Section 4.10 (Asset Sales) of the Indenture, up to but not including Section 4.09(a) of the Indenture shall be amended and restated to add a new first clause and be replaced with the following:

       “Section 4.10. Asset Sales.  At and following the effectiveness of the Note Exchange, this Section 4.10 shall be deemed to be replaced with “[Reserved]”.  Prior to the effectiveness of the Note Exchange:”

    (b)     Note Exchange.  Promptly following the satisfaction or waiver of the closing conditions in Section 4(a), the parties shall effectuate the Note Exchange in the following manner:  (i) the Company shall issue and deliver to the Trustee, and shall cause the Trustee to authenticate and deliver and hold as custodian for The Depository Trust Company, to be credited to the accounts of the Noteholder specified in the applicable Noteholder Letter, an aggregate Accreted Principal Amount of Exchange Notes equal to the aggregate Accreted Principal Amount of the Subject Notes exchanged hereunder and (ii) the Noteholder shall deliver to the Company all of its Subject Notes (the “Exchanged 2018 Notes”) by causing its DTC participant to effect a deposit/withdrawal at custodian of the Exchanged 2018 Notes to the Trustee.  The Exchange Notes issued pursuant to the Note Exchange shall accrete pursuant to the terms of the Exchange Indenture (as defined below), commencing on the closing date of the Note Exchange.

    (c)     Exchange Indenture.  Immediately prior to the effectiveness of the Note Exchange pursuant to Section 1(b) and effective as of the closing date of the Note Exchange, the Company shall execute and deliver a new indenture (the “Exchange Indenture”) with the Trustee governing the Exchange Notes, with terms substantially identical to those of the Indenture, as in effect immediately prior to the Amendments, with the following modifications.

    (i)     The Maturity Date of the Exchange Notes shall be March 5, 2020.

    (ii)     The Conversion Rate of the Exchange Notes shall be set forth in Section 10.01 of the Exchange Indenture as 148.148 shares of Common Stock per $1,000 of then Accreted Principal Amount of Exchange Notes, subject to adjustment consistent with the terms of the Indenture, as in effect immediately prior to the Amendments.

    (iii)     Section 2.11 of the Exchange Indenture shall read as follows:

       “Section 2.11. Cancellation; Certain Redemptions.

       To the extent permitted by law, the Company or any of its Subsidiaries may from time to time repurchase any Notes in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders; provided that, subject to the provisions of Article 3, Section 4.10 and the following proviso, the Company and any of its Subsidiaries, as applicable, shall offer to all Holders, pro rata in accordance with their interests in the Notes, any offers to repurchase, offers to exchange, tender offers, exchange offers or similar transactions with respect to the Notes; provided, however, that no such pro rata offer shall be required by this Section 2.11 if the Company reasonably determines that such offer would require filing a Schedule TO with the Commission or compliance with Rule 13e-4 or Regulation 14D under the Exchange Act or registration of such offer under the Securities Act, in which case, the Company shall use commercially reasonable efforts to extend such pro rata offer to such Holders as the Company reasonably determines are permitted to participate in such pro rata offer without requiring the filing of a Schedule TO or compliance with Rule 13e-4 or Regulation 14D under the Exchange Act, and if securities would be offered in such pro rata offer, as would be consistent with relying on the exemption from registration in Section 4(a)(2) of the Securities Act.  The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver evidence of the canceled Notes to the Company.”

    (iv)     Section 4.09(i) of the Exchange Indenture shall read as follows:

       “(i)(a) Debt of the Company in respect of the 2018 Notes outstanding on the date hereof, after giving effect to the issuance of the Notes on the date hereof in exchange for certain 2018 Notes, and (b) Debt of the Company in respect of the Notes (including Additional Notes in an aggregate Original Principal Amount not to exceed $5,000,000 at any one time outstanding),”

    (v)     Section 4.09(ii) of the Exchange Indenture shall read as follows:

       “(ii) Debt of the Company and Cadiz Real Estate LLC Incurred pursuant to the Credit Agreement in an aggregate original principal amount not to exceed $46,500,000 outstanding at any time, plus any accretion pursuant to the terms of the Credit Agreement,”

    (d)     Registration Rights.  Promptly following the closing of the Note Exchange the Noteholder and the Company shall enter into a registration rights agreement providing that the Exchange Notes and the shares of Common Stock receivable upon conversion thereof shall have the benefit of customary registration rights.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Noteholder effective as of the date hereof as follows:

    (a)     Due Organization.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

    (b)     Due Authorization; Binding Agreement; No Conflicts.  The Company has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including entry into the Exchange Indenture and consummation of the Note Exchange.  This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Noteholder) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).  The Exchange Indenture, when entered into, will be duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).  Neither this Agreement nor the consummation of the transactions contemplated hereby, including entry into the Exchange Indenture and consummation of the Note Exchange, will violate, conflict with or result in a breach of or default under (i) the certificate of incorporation or bylaws of the Company; (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, which the violation, conflict or breach thereof would be material to the Company; or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, which the violation, conflict or breach thereof would be material to the Company.

    (c)    Validity of Exchange Notes.  The Exchange Notes issued pursuant to this Agreement, when authenticated by the Trustee and delivered in exchange for the Exchanged 2018 Notes in accordance with the Exchange Indenture, will be the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDER

    The Noteholder hereby represents and warrants to the Company as of the date hereof as follows:

    (a)     Due Organization.  The Noteholder is duly organized and validly existing under the laws of the jurisdiction of its organization.

    (b)     Due Authorization; Binding Agreement.  The Noteholder has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly authorized, executed and delivered by the Noteholder and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of the Noteholder enforceable against the Noteholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

    (c)     Ownership of the Subject Notes.  The Noteholder is, and at all times since the Record Date stated in Section 4(a) has been, the beneficial owner of all of its Subject Notes, free and clear of any adverse claim, mortgage, pledge, lien, encumbrance, option, charge or other security interest that would prevent the Noteholder’s compliance with its obligations hereunder.  The Noteholder does not own, beneficially or of record, any 2018 Notes of the Company or securities convertible or exchangeable for 2018 Notes of the Company other than as set forth in the applicable Noteholder Letter.  The Noteholder has the sole right and power to vote and dispose of the Subject Notes, and none of such Subject Notes is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer of any of the Subject Notes, except for this Agreement.

    (d)     Investment Intent.  The Exchange Notes to be acquired by the Noteholder pursuant to this Agreement shall be acquired for the Noteholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Exchange Notes shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

    (e)     Sophisticated Investor.  The Noteholder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” or “institutional accredited investor” as defined in Rule 501 under Regulation D of the Securities Act.  The Noteholder is able to bear the economic risk of its investment in the Exchange Notes for an indefinite period of time and acknowledges that no public market exists for the Exchange Notes and that there is no assurance that a public market will ever develop for the Exchange Notes.  The Noteholder understands that the tax consequences of the Note Exchange are complex, and accordingly the Noteholder represents and warrants that it has consulted with its own independent tax advisor concerning the Note Exchange and is not relying on the Company or any of its respective affiliates or agents, including its counsel and accountants, for any tax advice regarding the tax consequences of the Note Exchange or any other transactions contemplated by this Agreement.

    (f)     Restricted Notes and Stock.  The Noteholder acknowledges (i) that the issuance of the Exchange Notes pursuant to this Agreement and the issuance of any shares of Common Stock upon conversion of any of the Exchange Notes (the “Conversion Shares”) have not been registered, nor does the Company have a plan or intent to register such issuance of Exchange Notes or Conversion Shares, under the Securities Act or any state securities laws except as contemplated by Section 1(d), (ii) the Exchange Notes and Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, (iii) the Exchange Notes and Conversion Shares are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and (iv) any and all certificates representing the Exchange Notes and Conversion Shares shall bear the Transfer Restriction Legend (in the case of the Exchange Notes and as defined in the Indenture) and the legend set forth in the Exchange Notes (in the case of the Conversion Shares).

    (g)     Information.  The Noteholder (i) has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information (including all documents filed or furnished to the Securities and Exchange Commission by the Company); (ii) has had sufficient access to the Company necessary for the Noteholder to decide to exchange its 2018 Notes for Exchange Notes in accordance with this Agreement and (iii) with respect to the transactions contemplated hereby, the Noteholder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for (A) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act, and (B) the representations and warranties made by the Company in this Agreement.

    (h)     No General Solicitation or Advertising.  The offer to enter into Note Exchange was directly communicated to the Noteholder.  At no time was the Noteholder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

    (i)     Hold Period.  From the date of this Agreement until the closing of the Note Exchange, the Noteholder shall not, and shall not allow any of its Affiliates to, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, all or any portion of the Subject Notes to be exchanged hereunder.

SECTION 4

GENERAL PROVISIONS

    (a)     Record Date, Closing.  Pursuant to Section 12.02(d) of the Indenture, the record date for purposes of this Agreement (the “Record Date”) shall be October 31, 2015.  The closing of the Note Exchange shall occur promptly after satisfaction, or waiver by the Company and the Noteholder, of the following conditions:

    (i)     The Company and the Trustee shall have duly executed a supplemental indenture to the Indenture to implement the Amendments and the Amendments to the terms of the 2018 Notes and the Indenture shall have become effective.

    (ii)     The Company and the Trustee shall have duly executed the Exchange Indenture.

    (iii)     The amendments contemplated by the Credit Agreement Amendment, as it exists as of the date hereof, shall have become effective.

    (iv)     The Company shall have delivered written notice to the Noteholder setting forth the date on which the closing of the Note Exchange is to occur, which date shall be no less than one business day following the date that such notice is delivered to the Noteholder.

    (b)     Termination, Cooperation.  The Noteholder, upon two (2) Business Day’s written notice , shall have the right to terminate this Agreement, and the parties’ obligations hereunder, if (i) the Credit Agreement Amendment is not executed on or before November 25, 2015 or (ii) the Note Exchange is not consummated on or before December 11, 2015.  Each party hereto shall use its reasonable best efforts to cause the foregoing conditions to be satisfied and to effectuate the closing of the Note Exchange, in each case as promptly as possible, and in any event no later than December 4, 2015.

    (c)     Amendments, Etc.  No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by the Noteholder or the Company from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the party sought to be bound, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

    (d)     Disclosure.  Nothing contained in this Agreement shall be construed to limit the Company or the Noteholder from making such disclosures as may be required by law.

    (e)     Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Company as provided pursuant to the Indenture, and to the Noteholder at the address set forth in the applicable Noteholder Letter (or at such other address for a party as shall be specified by like notice).

    (f)     Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

    (g)     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    (h)     Entire Agreement.  This Agreement embodies the entire agreement and understanding of the Noteholder and the Company with respect to the subject matter hereof and thereof, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement.

    (i)     Specific Performance; Enforcement.  Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement may cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.  The parties agree that they shall be entitled to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may entitled at law or in equity.  In addition, each of the parties hereto (i) agrees that any action related to or arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware, unless the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over the action, in which case, any action related to or arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) consents to the personal jurisdiction of each of the courts listed in subsection (i) hereof in the event any action related to or arising out of this Agreement or any of the transactions contemplated hereby is brought, (iii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) consents to service of process in the manner set forth in Section 4(e) of this Agreement in connection with any action related to or arising out of this Agreement or any of the transactions contemplated hereby and (v) waives any right to trial by jury in any action related to or arising out of this Agreement or any of the transactions contemplated hereby.

    (j)     Counterparts; Facsimile.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic or pictorial appearance of the document, will have the same effect as physical delivery of the paper document bearing the original signature.

    (k)     Expenses.  All fees and expenses with respect to the negotiation of this Agreement and the consummation of the transactions contemplated hereby shall be borne by the party incurring such fees and expenses.

[Signature page follows]

    IN WITNESS WHEREOF, the Company and the Noteholder has caused this Agreement to be executed on its behalf as of the date first written above.

The Company

CADIZ INC.

By:
Name:
Title:

[Signature page to Note Exchange Agreement]

NOTEHOLDER:

[NOTEHOLDER]

By:
Name:
Title:

Original Principal Amount of 2018 Notes:

[Signature page to Note Exchange Agreement]